UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D)OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 24, 2005

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On January 24, 2005, the Orange County, California Superior Court preliminarily approved a settlement agreement for a putative class action lawsuit filed by Michael Williams and other exempt store employees. The class covers managerial store associates of Dollar Tree and 98 Cents Clearance Centers employed in California during the period from July 11, 1997 through December 11, 2004. The litigation alleges that these employees were improperly classified as exempt, and were not properly paid overtime compensation or provided with meal and rest breaks, among other things. The settlement, which is still contingent on final court approval, requires the Company to pay approximately $7.6 million to participating class members.

        After considering defense costs, potential damages should the plaintiffs prevail, and the continued diversion of management resources, the Company determined that a settlement was warranted. The Company denies any liability or wrongdoing of any kind associated with the claims alleged in the litigation. The Company has continually evaluated its estimate of loss exposure relating to this complaint and has accrued amounts over time as facts and circumstances warranted, since the suit was originally filed on July 11, 2001. The Company does not expect this settlement to have a material impact on its results of operations or financial condition in either the fourth quarter of or all of fiscal 2004 or in future periods.

        If more than ten class members opt-out of the settlement, the Company may elect to revoke the Agreement. The settlement is also contingent on the following conditions:

o	A declaration from the claims administrator reporting timely notice to and claims by class members;

o	The court entering final approval and judgment after conducting a fairness hearing; and

o	The final approval and judgment becoming no longer subject to judicial review.

If all of the conditions are not satisfied, the settlement will be of no effect and the parties will retain all respective claims and defenses.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results. Because the terms of the settlement agreement are subject to further Court approval, the entire description of the terms of the settlement and the expected financial impact are forward-looking statements that are subject to change. The foregoing description and financial outlook may be materially inaccurate because the Court could impose its own changes to the settlement in the future or could accept changes proposed by others. In addition, the conclusion of the litigation and settlement is subject to the conditions described above, the possibility of revocation of the agreement by the Company, and other contingencies. In light of these risks and uncertainties, the future events or developments described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this report to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: January 25, 2005

DOLLAR TREE STORES, INC. By: /s/ Kent A. Kleeberger —————————————— Kent A. Kleeberger Chief Financial Officer